                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):  July 31, 1997




                               WIND RIVER SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)



      Delaware                      0-21342                   94-2873391
(State of jurisdiction)      (Commission File No.)             (IRS Employer
                                                          Identification No.)



                                 1010 Atlantic Avenue
                                  Alameda, CA 94501
                (Address of principal executive offices and zip code)



         Registrant's telephone number, including area code:  (510) 748-4100

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

On July 31, 1997, Wind River Systems, Inc. (the "Company") sold an aggregate principal amount of $140,000,000 5% Convertible Subordinated Notes due August 1, 2002 (the "Notes), of which $23,330,000 aggregate principal amount (the "Regulation S Notes") were sold in reliance upon Regulation S under the Securities Act of 1933, as amended (the "Act"). The Notes were initially purchased by Deutsche Morgan Grenfell, Inc., Hambrecht & Quist LLC and Wessels, Arnold & Henderson, L.L.C. at a discount of 3.125% of the principal amount of the Notes. Net proceeds to the Company from the sale of the Regulation S Notes, before deducting legal and other expenses, were $22,600,937.

The offering of the Regulation S Notes was made in reliance on Regulation S promulgated under the Act, based on the fact that the Company is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the offer and sale of the Regulation S Notes was made in offshore transactions to non-U.S. persons (as defined in Regulation S), and no direct selling efforts with respect to the Regulation S Notes were made in the United States by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of the foregoing.

The Notes will be convertible into common stock of the Company (the "Common Stock"), at the option of the holder, at any time after the 90th day following their original issuance and prior to the close of business on the maturity date, unless previously redeemed or repurchased. The initial conversion price of $48.50 per share (equivalent to a conversion rate of approximately 20.62 shares per $1,000 principal amount of Notes), is subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on Common Stock of the Company; (ii) certain subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock rights or warrants to purchase Common Stock at a price per share less than the average of the closing prices per share of the Common Stock for the 10 consecutive trading days immediately preceding such event, (provided that the conversion price will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration thereof); (iv) the distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness of the Company or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash); (v) distributions consisting of cash, excluding any semiannual cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any semiannual period does not exceed the greater of (x) the amount per share of Common Stock of the next preceding semiannual cash dividend on the Common Stock to the extent that such preceding semiannual dividend did not require an adjustment of the conversion price pursuant to this clause (v), and (y) 7.5% of the average of the daily closing prices per share of the Common Stock for the 10 consecutive trading days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company; (vi) payment in respect of a tender or exchange offer by the Company or any subsidiary of the Company for the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds the then-current market price per share of Common Stock (calculated pursuant to a formula based on the average closing prices per share of the Common Stock for a period of three trading days commencing on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer); and (vii) payment in respect of a tender offer or exchange offer by a person other than the Company or any subsidiary of the Company in which, as of the closing date of

                                         2.

the offer, the Board of Directors is not recommending rejection of the offer.

    In the case of (i) any reclassification of the Common Stock, or (ii) a consolidation, merger or combination involving the Company or a sale or conveyance to another person of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the Holders of the Notes then outstanding will generally be entitled thereafter to convert such Notes for the kind and amount of shares of stock, other securities or other property or assets which they would have owned or been entitled to receive upon such reclassification, consolidation, merger, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, consolidation, merger, combination, sale or conveyance assuming that a Holder of Notes would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith.

    The Company from time to time may to the extent permitted by law reduce the conversion price by any amount for any period of at least 20 days, in which case the Issuer shall give at least 15 days notice of such reduction, if the Board of Directors of the Company has


                                     3.

made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquired stock) or from any event treated as such for income tax purposes.

    No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the conversion price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated above, the conversion price will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.


                                      4.

                                     SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Wind River Systems, Inc.



Dated:  August 15, 1997         By: /s/ Richard W. Kraber
                                    -----------------------------
                                       Richard W. Kraber
                                       Vice President and
                                       Chief Financial Officer


                                      5.